UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 17, 2009
PROLIANCE INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13894 (Commission File Number)	34-1807383 (IRS Employer Identification No.)

100 Gando Drive New Haven, Connecticut (Address of Principal Executive Offices)	06513 (Zip Code)
Registrant’s telephone number, including area code: 203-401-6450

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a—12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d—2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
As of March 17, 2009, Proliance International, Inc. (the “Company”) entered into the Twenty-Second Amendment (the “Twenty-Second Amendment”) of the Credit and Guaranty Agreement (as amended prior to March 17, 2009, the “Agreement”) by and among the Company and certain domestic subsidiaries of the Company, as guarantors, the lenders party thereto from time to time (collectively, the “Lenders”), Silver Point Finance, LLC (“Silver Point”), as administrative agent for the Lenders, collateral agent and as lead arranger, and Wells Fargo Foothill, LLC (“Wells Fargo”), as a lender and borrowing base agent for the Lenders.
Pursuant to the Twenty-Second Amendment, and upon the terms and subject to the conditions thereof, the Borrowing Base definition in Section 1.1 was amended by replacing the reference to “Southaven Insurance Proceeds Reserve” with “Waiver Reserve”. The Southaven Insurance Proceeds Reserve required by the Agreement, has been replaced by a Waiver Reserve in the amount of $2,500,000 which would be increased to $7,500,000 on the earlier of (x) an Event of Default and (y) March 24, 2009.
The Twenty-Second Amendment also contained a waiver of the Events of Default resulting from the anticipated explanatory paragraph in the Company’s auditor’s opinion for the year ended December 31, 2008 and the financial covenant violations for the US and consolidated senior leverage ratios and the NRF operating lease amount for the year ended December 31, 2008.
In addition the Lenders agreed to continue to provide funds under the Agreement during a Forbearance Period and to forbear from exercising any Remedies during the Forbearance Period as a result of any non compliance with the financial covenants for the periods ending March 31, 2009. The Forbearance Period commences on March 17, 2009 and continues until the earlier of (i) the occurrence of a Default or an Event of Default, other than from a violation of the financial covenants, and (ii) May 15, 2009.
In connection with for the Twenty-Second Amendment, the Company was charged an amendment fee of $440,000, $420,000 of which will be added to the outstanding balance of the term loan and the remainder will be paid in cash.
Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Twenty-Second Amendment or the Credit and Guaranty Agreement.
The foregoing description of the Twenty-Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Twenty-Second Amendment, a copy of which is filed as Exhibit 10.1 hereto, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
The following exhibit is attached to this Current Report on Form 8-K:
10.1      Twenty-Second Amendment to Credit Agreement dated March 17, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2009	PROLIANCE INTERNATIONAL, INC.
	By:	/s/ Arlen F. Henock
		Name:	Arlen F. Henock
		Title:	Executive Vice President and Chief Financial Officer